Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Investors:	Media:
Douglas A. Fox, CFA	Orlando De Bruce
Vice President, Investor Relations	Director, Global Public Relations
and Treasurer	+1 510 267 5052
+1 847 793 6735	odebruce@zebra.com
dfox@zebra.com

Zebra Technologies Announces Record Sales and Earnings per Share

for the Second Quarter of 2011

Strong sales growth in international regions leads to margin improvement and record earnings per share from continuing operations

Lincolnshire, IL, August 4, 2011—Zebra Technologies Corporation (NASDAQ: ZBRA) today announced 2011 second quarter income from continuing operations of $33,169,000, or a record $0.60 per diluted share, compared with $22,185,000, or $0.38 per diluted share, for the second quarter of 2010. Net sales for the quarter ended July 2, 2011, increased 12.3% to $245,541,000 from $218,558,000 for the corresponding period for 2010. Results for 2010 have been adjusted to account for the sale of Navis Holdings LLC, which was sold on March 18, 2011, and other immaterial operations which have been accounted for as discontinued operations.

Summary Financial Performance (Unaudited)
	2Q11	2Q10	Change
Net sales (in 000s)	$245,541	$218,558	12.3%
Gross margin (%)	49.6	45.5	4.1 pts.
Operating margin (%)	19.0	14.6	4.4 pts.
Income from continuing operations (in 000s)	$33,169	$22,185	49.5%
Income (loss) from discontinued operations, net of tax (in 000s)	(205)	492	NM
Net income (in 000s)	$32,964	$22,677	45.4%
Diluted earnings per share:
Income from continuing operations	$0.60	$0.38	57.9%
Income from discontinued operations, net of tax	0.00	0.01	(100.0)%
Net income	$0.60	$0.39	53.8%

Note: Net sales and results for 2010 have been adjusted for the March 2011 sale of Navis and other immaterial operations which have been reflected as discontinued operations.

“Our investments to extend geographic reach, accelerate the cadence of new product introductions and build more formidable go-to-market channels helped support Zebra’s second quarter results,” stated Anders Gustafsson, Zebra’s chief executive officer. “More Zebra sales representatives in emerging regions enabled us to meet more customers’ needs to identify, track and manage valued assets in complex supply chains. With its scale and multiple competitive advantages, Zebra is extending its global industry leadership. We are optimistic about our further success and capacity for creating greater shareholder value.”

As of July 2, 2011, Zebra had $342,878,000 in cash and investments, and no long-term debt. Net inventories were $118,109,000, and net accounts receivable were $145,991,000.

Discussion and Analysis

•

Net sales for the second quarter of 2011, compared with the same quarter for 2010, benefited from strong sales growth in all international geographic regions. The addition of Zebra sales representatives placed in high-growth countries and regions over the past twelve months, and other initiatives as part of the company’s growth strategy, complemented improved business conditions in these territories. Quarterly sales increased 8.0% on a constant-currency basis from a year ago.

•	Gross margin of 49.6%, versus 45.5% a year ago, reflects lower costs for raw materials, higher volumes, lower freight charges and favorable movements in foreign exchange rates.

•	Operating expense growth of 11.2% includes higher employee-related payroll and benefit costs, in part related to geographic expansion and other growth initiatives.

Stock Purchase Update

During the second quarter of 2011, Zebra repurchased 1,000,000 shares of Zebra Technologies Corporation Class A Common Stock. At July 2, 2011, the company had 2,750,000 shares remaining in its stock buyback authorization, and 54,170,138 shares of common stock were outstanding.

Third Quarter Outlook

Zebra announced its financial forecast for the third quarter of 2011. Net sales are expected within a range of $245,000,000 to $255,000,000. Diluted earnings per share from continuing operations are expected within a range of $0.57 to $0.64.

Conference Call Notification

Investors are invited to listen to a live webcast of Zebra’s conference call discussing the company’s financial results for the second quarter of 2011. The conference call will be held at 11:00 AM Eastern Time today. To listen to the call, visit the company’s website at http://www.zebra.com.

Forward-looking Statement

This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s financial forecast for the third quarter of 2011 stated in the paragraph above captioned “Third Quarter Outlook.” Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s hardware and software products and competitors’ product offerings, and the potential effects of technological changes. The continued uncertainty over future global economic conditions, the availability of credit, capital markets volatility, may have adverse effects on Zebra, its suppliers and its customers. In addition, a disruption in our ability to obtain products from vendors as a result of supply chain constraints, natural disasters or other circumstances could restrict sales and negatively affect customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of a large investment portfolio, interest rates and financial market conditions will also have an impact on results. Foreign exchange rates will have an effect on financial results because of the large percentage of our international sales. The outcome of litigation in which Zebra may be involved is another factor. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “estimate,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission. In particular, readers are referred to Zebra’s Form 10-K for the year ended December 31, 2010.

About Zebra Technologies

Zebra Technologies Corporation offers the broadest range of enabling solutions to identify, track, and manage critical assets, people and transactions for improved business efficiencies. Serving more than 90 percent of Global Fortune 500 companies in more than 100 countries around the world, our specialty on-demand printing, RFID and enterprise location solutions help customers create smarter and more connected infrastructures, resulting in significant improvements in visibility and business performance. For more information about Zebra’s solutions, visit http://www.zebra.com.

ZEBRA TECHNOLOGIES CORPORATION

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	July 2, 2011	December 31, 2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$92,956	$46,175
Restricted cash	65	1,378
Investments and marketable securities	163,509	125,567
Accounts receivable, net	145,991	130,143
Receivable from buyer	13,790	—
Inventories, net	118,109	112,970
Deferred income taxes	18,593	15,670
Prepaid expenses and other current assets	13,675	11,505
Assets of discontinued operations	1,157	148,169

Total current assets	567,845	591,577

Property and equipment at cost, less accumulated depreciation and amortization	93,462	87,093
Long-term deferred income taxes	17,926	21,254
Goodwill	79,703	79,703
Other intangibles, net	8,084	9,755
Long-term investments and marketable securities	86,348	85,478
Long-term receivable from buyer	13,790	—
Other assets	4,211	4,004

Total assets	$871,369	$878,864

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$35,728	$34,578
Accrued liabilities	54,368	65,163
Deferred revenue	11,928	8,966
Income taxes payable	990	5,900
Liabilities of discontinued operations	801	21,827

Total current liabilities	103,815	136,434
Deferred rent	1,810	2,207
Other long-term liabilities	10,044	10,191

Total liabilities	115,669	148,832

Stockholders’ equity:
Preferred Stock	—	—
Class A Common Stock	722	722
Additional paid-in capital	127,004	129,715
Treasury stock	(525,002)	(462,029)
Retained earnings	1,165,571	1,070,973
Accumulated other comprehensive income (loss)	(12,595)	(9,349)

Total stockholders’ equity	755,700	730,032

Total liabilities and stockholders’ equity	$871,369	$878,864

ZEBRA TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF EARNINGS

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 2, 2011	July 3, 2010	July 2, 2011	July 3, 2010
Net sales:
Net sales of tangible products	$232,762	$207,748	$458,882	$409,211
Revenue from services and software	12,779	10,810	23,960	21,322

Total net sales	245,541	218,558	482,842	430,533

Cost of sales
Cost of sales of tangible products	117,732	114,081	228,513	223,156
Cost of services and software	6,111	5,068	12,633	10,205

Total cost of sales	123,843	119,149	241,146	233,361

Gross profit	121,698	99,409	241,696	197,172

Operating expenses:
Selling and marketing	30,950	27,682	59,478	52,355
Research and development	22,487	20,653	44,168	38,977
General and administrative	20,688	17,955	43,394	37,273
Amortization of intangible assets	836	740	1,671	1,481
Exit and restructuring costs	66	466	1,952	2,232

Total operating expenses	75,027	67,496	150,663	132,318

Operating income	46,671	31,913	91,033	64,854

Other income (expense):
Investment income	656	634	1,216	1,476
Foreign exchange gain (loss)	(833)	424	(1,127)	592
Other, net	(243)	(455)	(497)	(725)

Total other income (expense)	(420)	603	(408)	1,343

Income from continuing operations before income taxes	46,251	32,516	90,625	66,197
Income taxes	13,082	10,331	27,328	18,465

Income from continuing operations	33,169	22,185	63,297	47,732
Income (loss) from discontinued operations, net of tax	(205)	492	31,301	(322)

Net income	$32,964	$22,677	$94,598	$47,410

Basic earnings per share:
Income from continuing operations	$0.60	$0.38	$1.15	$0.83
Income (loss) from discontinued operations	0.00	0.01	0.57	(0.01)

Net income	$0.60	$0.39	$1.72	$0.82

Diluted earnings per share:
Income from continuing operations	$0.60	$0.38	$1.14	$0.83
Income (loss) from discontinued operations	0.00	0.01	0.57	(0.01)

Net income	$0.60	$0.39	$1.71	$0.82

Basic weighted average shares outstanding	54,546	57,489	54,981	57,756
Diluted weighted average and equivalent shares outstanding	54,958	57,737	55,395	58,003

ZEBRA TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Six Months Ended
	July 2, 2011	July 3, 2010
Cash flows from operating activities:
Net income	$94,598	$47,410
Adjustments to reconcile net income to net cash provided by (used in)
Operating activities:
Depreciation and amortization	12,151	16,021
Equity-based compensation	8,013	5,155
Excess tax benefit from equity-based compensation	(1,234)	(16)
Loss (gain) on sale of fixed assets	5	(58)
Gain on sale of business	(68,001)	—
Deferred income taxes	3,899	2,961
Changes in assets and liabilities:
Accounts receivable, net	5,862	(1,956)
Inventories, net	(4,704)	(5,383)
Other assets	(2,319)	(8,664)
Accounts payable	(4,695)	6,672
Accrued liabilities	(13,614)	779
Deferred revenue	(14,738)	(337)
Income taxes	(4,333)	5,429
Other operating activities	(3,402)	(683)

Net cash provided by operating activities	7,488	67,330

Cash flows from investing activities:
Purchases of property and equipment	(11,232)	(15,053)
Payments for patents and licensing arrangements	—	(1,634)
Proceeds from the sale of business	161,008	—
Purchases of investments and marketable securities	(573,686)	(200,939)
Maturities of investments and marketable securities	351,722	149,929
Sales of investments and marketable securities	183,485	44,567

Net cash provided (used) by investing activities	111,297	(23,130)

Cash flows from financing activities:
Purchase of treasury stock	(82,388)	(46,767)
Proceeds from exercise of stock options and stock purchase plan purchases	8,096	5,033
Excess tax benefit from equity-based compensation	1,234	16

Net cash (used) in financing activities	(73,058)	(41,718)

Effect of exchange rate changes on cash	239	(143)

Net increase (decrease) in cash and cash equivalents	45,966	2,339
Cash balance of discontinued operations at beginning of period	1,301	1,693
Cash balance of discontinued operations at end of period	(486)	(412)

Cash and cash equivalents at beginning of period	46,175	37,250

Cash and cash equivalents at end of period	$92,956	$40,870

Supplemental disclosures of cash flow information:
Income taxes paid	$52,819	$9,472

ZEBRA TECHNOLOGIES CORPORATION

SUPPLEMENTAL SALES INFORMATION

(Amounts in thousands)

(Unaudited)

SALES BY PRODUCT CATEGORY

	Three Months Ended
Product Category	July 2, 2011	July 3, 2010	Percent Change	Percent of Net Sales - 2011	Percent of Net Sales - 2010
Hardware	$181,758	$162,908	11.6	74.0	74.6
Supplies	49,578	43,573	13.8	20.2	19.9
Service and software	12,779	10,810	18.2	5.2	4.9

Subtotal products	244,115	217,291	12.3	99.4	99.4
Shipping and handling	1,426	1,267	12.5	0.6	0.6

Total net sales	$245,541	$218,558	12.3	100.0	100.0

	Six Months Ended
Product Category	July 2, 2011	July 3, 2010	Percent Change	Percent of Net Sales - 2011	Percent of Net Sales - 2010
Hardware	$361,895	$322,317	12.3	75.0	74.8
Supplies	94,213	84,270	11.8	19.5	19.6
Service and software	23,960	21,322	12.4	4.9	5.0

Subtotal products	480,068	427,909	12.2	99.4	99.4
Shipping and handling	2,774	2,624	5.7	0.6	0.6

Total net sales	$482,842	$430,533	12.1	100.0	100.0

SALES BY GEOGRAPHIC REGION

	Three Months Ended
Geographic Region	July 2, 2011	July 3, 2010	Percent Change	Percent of Net Sales - 2011	Percent of Net Sales - 2010
Europe, Middle East and Africa	$85,391	$71,238	19.9	34.8	32.6
Latin America	24,065	19,224	25.2	9.8	8.8
Asia-Pacific	38,299	25,614	49.5	15.6	11.7

Total International	147,755	116,076	27.3	60.2	53.1
North America	97,786	102,482	(4.6)	39.8	46.9

Total net sales	$245,541	$218,558	12.3	100.0	100.0

	Six Months Ended
Geographic Region	July 2, 2011	July 3, 2010	Percent Change	Percent of Net Sales - 2011	Percent of Net Sales - 2010
Europe, Middle East and Africa	$169,621	$147,555	15.0	35.1	34.3
Latin America	44,169	38,706	14.1	9.1	9.0
Asia-Pacific	70,794	48,734	45.3	14.7	11.3

Total International	284,584	234,995	21.1	58.9	54.6
North America	198,258	195,538	1.4	41.1	45.4

Total net sales	$482,842	$430,533	12.1	100.0	100.0

ZEBRA TECHNOLOGIES CORPORATION

PRINTER UNITS and AVERAGE UNIT PRICES

(Unaudited)

	Three Months Ended
	July 2, 2011	July 3, 2010	Percent Change
Total printers shipped	276,563	270,799	2.1
Average selling price of printers shipped	$558	$506	10.4

	Six Months Ended
	July 2, 2011	July 3, 2010	Percent Change
Total printers shipped	560,740	515,185	8.8
Average selling price of printers shipped	$541	$525	3.0